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                                                                    EXHIBIT 10.1


                                  AMSURG CORP.

                            1997 STOCK INCENTIVE PLAN

                        RESTRICTED STOCK AWARD AGREEMENT

                               ____________ GRANT

         This RESTRICTED STOCK AWARD AGREEMENT (the "Agreement"), dated this ____ day of ______________, is by and between AmSurg Corp., a Tennessee corporation (the "Company"), and ____________________ (the "Grantee"), under the Company's 1997 Stock Incentive Plan, as amended (the "Plan").

         Section 1. Restricted Stock Award. The Grantee is hereby granted the right to receive ____ shares of restricted stock (the "Restricted Stock") of the Company's Common Stock, no par value (the "Stock"), which number was determined by dividing (a) $__________ by (b) $_____ which was the closing bid price for the Stock on ___________, subject to the terms and conditions of this Agreement.

         Section 2. Vesting of the Award. Except as otherwise provided in Sections 3 or 4 below, the Restricted Stock will vest at such times (the "Vesting Date") and in the percentages and increments set forth below, as long as the Grantee is serving as a Director of the Company on the Vesting Date.

                                                Award Percentage                          Award of
                                                 of Restricted                           Restricted
        Vesting Date                                 Stock                                  Stock
-------------------------------                 ----------------                         -----------
_______________                                     33 1/3%                              ____ shares

Date of ____ Annual Shareholder                     33 1/3%                              ____ shares
Meeting

Date of ____ Annual Shareholder                     33 1/3%                              ____ shares
Meeting

         Section 3. Forfeiture on Termination as a Director. If the Grantee ceases to serve as a Director of the Company for any reason, all shares of Restricted Stock that have not vested prior to the date of termination of such Grantee's directorship will be forfeited and the Grantee shall have no further rights with respect to such shares of Restricted Stock.

         Section 4. Distribution of the Shares. From the date of grant of the Restricted Stock, the Grantee shall have the right to vote all shares of Restricted Stock held in the Grantee's name.


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Prior to the Vesting Date any and all dividends declared and paid in respect of the shares of Restricted Stock shall be held by the Company until the Vesting Date and shall thereafter be paid to the Grantee to the extent such shares have vested. Any dividends declared and paid in respect of forfeited shares shall revert to the Company on the Vesting Date. As of the Vesting Date, the Company shall deliver to the Grantee (or his or her personal representative or estate) the shares of Restricted Stock that have vested on or prior to such date (the "Distributed Shares"). Such Distributed Shares shall be represented by a certificate.

         Section 5. Restrictions on Transfer.

         5.1 General Restrictions. The shares of Restricted Stock granted hereunder shall not be transferable by the Grantee (or his personal representative or estate) other than by will or by the laws of descent and distribution until the earlier of (a) five years from the date of grant, and (b) the date on which the Grantee ceases to serve as a director of the Company for any reason. The terms of this Agreement shall be binding on the executors, administrators, heirs and successors of the Grantee.

         5.2 Change in Control. All restrictions imposed on the Restricted Stock shall expire automatically upon a Change of Control, as such term is defined in the Plan.

         Section 6. Investment Intent. As a condition to the receipt of any Distributed Shares, the Grantee (or his legal representative or estate or any third party transferee), if the Company so requests, will execute an agreement in form satisfactory to the Company in which the Grantee or such other recipient of the shares represents that he is purchasing the shares for investment purposes, and not with a view to resale or distribution.

         Section 7. Adjustment. In the event of any merger, reorganization, consolidation, recapitalization, extraordinary cash dividend, stock dividend, stock split or other change in corporate structure affecting the Stock, the number of shares of Restricted Stock subject to this Agreement may be adjusted by the Company as may be determined by the Board of Directors in accordance with the Plan.

         Section 8. Tax Election. The Grantee may, but is not required to, elect to apply the tax rules of Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), to the issuance of the Restricted Stock. If the Grantee makes an affirmative election under Section 83(b) of the Code, the Grantee will notify the Company within 90 days after making such election.

         Section 9. Governing Provisions. This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are also provisions of this Agreement. If there is a difference or conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan will govern. By signing this Agreement, the Grantee confirms that he has received a copy of the Plan.


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         Section 10. Miscellaneous.

         10.1 Entire Agreement. This Agreement and the Plan contain the entire understanding and agreement between the Company and the Grantee concerning the Restricted Stock granted hereby, and supersede any prior or contemporaneous negotiations and understandings. The Company and the Grantee have made no promises, agreements, conditions, or understandings relating to the Restricted Stock, either orally or in writing, that are not included in this Agreement or the Plan.

         10.2 Directorship. By establishing the Plan, granting awards under the Plan, and entering into this Agreement, the Company does not give the Grantee any right to continue to be elected as a director of the Company or to be entitled to any remuneration or benefits not set forth in this Agreement or the Plan. None of the provisions of this Agreement or the Plan will interfere with or limit the right of the Company to nominate another individual as a director of the Company at any time.

         10.3 Captions. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of this Agreement.

         10.4 Counterparts. This Agreement may be executed in counterparts, each of which when signed by the Company and the Grantee will be deemed an original and all of which together will be deemed the same Agreement.

         10.5 Notice. Any notice or communication having to do with this Agreement must be given by personal delivery or by certified mail, return receipt requested, addressed, if to the Company, to the principal office of the Company and, if to the Grantee, to the Grantee's address set forth below or any address of which the Grantee subsequently notifies the Company.

         10.6 Amendment. The Chairman of the Board or the Board of Directors of the Company may amend the terms of this Agreement, but no such amendment shall impair the rights of the Grantee hereunder without the Grantee's consent.

         10.7 Governing Law. This Agreement shall be governed and construed exclusively in accordance with the law of the State of Tennessee applicable to agreements to be performed in the State of Tennessee to the extent it may apply.

         10.8 Withholding. As provided in the Plan, the Company shall have the right to withhold or require the Grantee to pay to the Company any amounts required to be withheld by the Company for payment of any Federal, state or local taxes in respect of the Restricted Stock.


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         IN WITNESS WHEREOF, the Company and the Grantee have executed this
Agreement to be effective as of __________________.


                                        AMSURG CORP.



                                        By:
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                                           Title:
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